Exhibit 99.1

Hologic Announces Financial Results for Fourth Quarter of Fiscal 2019

– Revenue of $865.8 Million Grows 6.4%, 7.3% in Constant Currency –

– Company Posts GAAP Diluted EPS of $0.15 Due to Non-Cash Charges, Non-GAAP Diluted EPS of $0.65 –

– Company Expects Solid Revenue and Non-GAAP EPS Growth in Fiscal 2020 –

MARLBOROUGH, Mass.--(BUSINESS WIRE)--November 6, 2019--Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal fourth quarter ended September 28, 2019.

“We finished fiscal 2019 with our best revenue growth of the year in the fourth quarter,” said Steve MacMillan, Hologic’s Chairman, President and Chief Executive Officer. “This growth was strong and balanced, with sales increasing in each of our divisions both domestically and outside the United States. In addition to very good results in Breast Health and Molecular Diagnostics, we are excited by the continued strengthening of our Surgical division.”

Recent Highlights

  U.S. revenue of $656.2 million increased 6.7%, the best growth rate of the year. International revenue of $209.6 million increased 5.7%, or 9.2% in constant currency, an improvement compared to the last two quarters.
  By division, growth was driven by Breast Health, Molecular Diagnostics and Surgical.
    Global Breast Health revenue of $342.6 million increased 6.3%, or 7.1% in constant currency, continuing the division’s strong recent performance.
    Global Molecular Diagnostics revenue of $172.1 million increased 9.0%, or 9.8% in constant currency, representing the fourth consecutive quarter of robust growth.
    Global GYN Surgical revenue of $114.5 million increased 6.6%, or 7.3% in constant currency, the division’s highest growth rate in 10 quarters.
  On a GAAP basis, the Company recorded earnings per share (EPS) of $0.15, including non-cash impairment charges totaling $79.2 million related to Medical Aesthetics. On a non-GAAP basis, the Company recorded diluted EPS of $0.65, an increase of 12.1% compared to the prior year period.
  Hologic acquired approximately 46% of the outstanding shares of SuperSonic Imagine (SSI), a French innovator in cart-based ultrasound products. Because the acquisition has not been finalized and Hologic has not acquired more than 50% ownership, no SSI revenue was included in the Company’s fourth quarter results. Hologic’s share of SSI’s results was included in Hologic’s fourth quarter results as an equity method investment, resulting in other expense of ($3.3 million) on a GAAP basis and ($1.8 million) on a non-GAAP basis.

Key financial results for the fiscal fourth quarter are shown in the table below.

	GAAP			Non-GAAP
	Q4’19	Q4’18	Change Increase (Decrease)	Q4’19	Q4’18	Change Increase (Decrease)
Revenues	$865.8	$813.5	6.4%	$865.8	$813.5	6.4%
Gross Margin	44.7%	51.8%	(710 bps)	61.7%	61.8%	(10 bps)
Operating Expenses	$310.7	$321.9	(3.5%)	$279.3	$265.9	5.0%
Operating Margin	8.8%	12.2%	(340 bps)	29.4%	29.1%	30 bps
Net Margin	4.6%	6.2%	(160 bps)	20.2%	19.5%	70 bps
Diluted EPS	$0.15	$0.18	(16.7%)	$0.65	$0.58	12.1%

Throughout this press release, all dollar figures are in millions, except EPS. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.” Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period.

Revenue Detail

			Increase (Decrease)
$ in millions	Q4’19	Q4’18	Global Reported Change	Global Constant Currency Change	US Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology & Perinatal	$118.0	$118.0	0.0%	1.0%	(1.9%)	3.9%	7.2%
Molecular Diagnostics	$172.1	$158.0	9.0%	9.8%	8.8%	9.5%	14.1%
Blood Screening	$16.7	$12.9	29.7%	29.7%	29.7%	__-__	__-__
Total Diagnostics	$306.8	$288.9	6.2%	7.1%	6.2%	6.3%	10.2%
Total Diagnostics ex. Blood	$290.1	$276.0	5.1%	6.1%	4.7%	6.3%	10.2%

Breast Health
Breast Imaging	$289.0	$273.3	5.7%	6.5%	5.9%	5.3%	8.6%
Interventional Breast Solutions	$53.6	$48.9	9.6%	10.2%	9.2%	12.0%	15.7%
Total Breast Health	$342.6	$322.2	6.3%	7.1%	6.4%	6.0%	9.4%

Medical Aesthetics	$76.9	$70.6	8.9%	10.3%	16.8%	2.0%	4.5%

GYN Surgical	$114.5	$107.4	6.6%	7.3%	5.5%	12.2%	16.8%

Skeletal Health	$25.0	$24.4	2.6%	3.7%	3.6%	0.9%	3.8%

Total	$865.8	$813.5	6.4%	7.3%	6.7%	5.7%	9.2%
Total Revenue ex. Blood	$849.1	$800.6	6.1%	6.9%	6.2%	5.7%	9.2%

Other Financial Highlights

  Excluding the divested Blood Screening business, revenue of $849.1 million increased 6.1%, or 6.9% in constant currency.
  The acquired Faxitron and Focal businesses contributed $14.6 million to Breast Health revenue, representing mid-teens growth on a pro forma basis compared to what the entities reported in the prior year period.
  Global Medical Aesthetics revenue of $76.9 million increased 8.9%, or 10.3% in constant currency, although the prior-year comparable was unusually low due to one-time customer refunds and rebates of $6.8 million related to the voluntary marketing suspension of TempSure® Vitalia.
  Gross margin was 44.7% on a GAAP basis, and 61.7% on a non-GAAP basis. GAAP gross margin decreased primarily due to a $66.9 million non-cash impairment charge related to Medical Aesthetics intangible assets and equipment recorded within cost of revenues. Non-GAAP gross margin decreased 10 basis points, primarily due to higher manufacturing costs, unfavorable product sales mix, tariffs in China, and the stronger U.S. dollar.
  Operating margin was 8.8% on a GAAP basis, and 29.4% on a non-GAAP basis. Non-GAAP operating margin increased 30 basis points, driven by lower operating expenses as a percentage of revenue.
  The Company’s effective tax rate was a benefit of 0.5% on a GAAP basis, and a provision of 21.0% on a non-GAAP basis.
  GAAP net income of $39.9 million, which included an aggregate $79.2 million non-cash impairment charge related to Medical Aesthetics intangible assets and equipment, decreased 21.0%. Non-GAAP net income of $175.0 million increased 10.3%. Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $277.7 million, an increase of 5.5%.
  Total debt outstanding at the end of the quarter was $3.1 billion. The Company ended the quarter with cash and equivalents of $601.8 million, and a net leverage ratio (net debt over adjusted EBITDA) of 2.3 times.
  On a trailing 12 months basis, adjusted Return on Invested Capital (ROIC) of 13.0% increased 40 basis points compared to the prior year period.

Financial Guidance for Fiscal 2020

“Our initial 2020 guidance assumes that the solid organic growth trends that emerged in 2019 will continue, and that non-GAAP EPS will grow more than twice as fast as reported revenue,” said Karleen Oberton, Hologic’s Chief Financial Officer.

Hologic’s financial guidance for the first quarter and fiscal year 2020 is shown in the table below. The guidance is based on a full year non-GAAP tax rate of approximately 21.75%, and diluted shares outstanding of approximately 272 million for the full year. The guidance assumes that SSI’s revenue and operating results, which are slightly dilutive, will be consolidated into Hologic’s results beginning in the second quarter. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2020 as in fiscal 2019. Current guidance assumes that recent foreign exchange rates persist for all of fiscal 2020.

Current Guidance
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $
Fiscal 2020
Revenue	3.0% - 4.5%	2.5% - 3.9%	$3,450 - $3,500
GAAP EPS		N.M.	$1.59 - $1.64
Non-GAAP EPS		7.0% to 9.1%	$2.60 - $2.65

Q1 2020
Revenue	1.2% - 3.0%	0.5% to 2.3%	$835 - $850
GAAP EPS		(8.3%) to (2.8%)	$0.33 - $0.35
Non-GAAP EPS		1.7% to 5.2%	$0.59 - $0.61

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP net income; non-GAAP EPS; and adjusted EBITDA. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill, intangible assets and equipment; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to consolidation and closure of facilities; (iii) additional expenses resulting from the purchase accounting adjustment to record inventory at fair value; (iv) non-cash interest expense related to amortization of the debt discount from the equity conversion option of convertible notes; (v) restructuring and divestiture charges and facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (vi) transaction related expenses for divestitures and acquisitions; (vii) debt extinguishment losses and related transaction costs; (viii) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts and foreign currency option contracts for which the Company has not elected hedge accounting; (ix) litigation settlement charges (benefits) and non-income tax related charges (benefits); (x) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xi) the one-time discrete impact of tax reform primarily related to remeasuring net deferred tax liabilities; (xii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; (xiii) expenses in SuperSonic Imagine’s net loss that the Company would exclude from its non-GAAP net income; and (xiv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Future Non-GAAP Adjustments:

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the fourth quarter of fiscal 2019. Approximately 10 minutes before the call, dial 888-204-4368 (in the U.S.) or +1 323-994-2093 (international) and enter access code 1855427. A replay will be available approximately two hours after the call ends through Friday, November 29, 2019. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 1855427, PIN 2953. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic, Cynosure, TempSure, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions, trade relations, and related uncertainties; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

SOURCE: Hologic, Inc.

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Years Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Revenues:
Product	$716.4	$670.2	$2,771.3	$2,643.9
Service and other	149.4	143.3	596.0	574.0
Total revenues	865.8	813.5	3,367.3	3,217.9

Cost of revenues:
Product	247.9	229.6	948.7	886.6
Amortization of intangible assets	78.6	80.5	318.5	319.4
Impairment of intangible assets and equipment	66.9	—	441.5	—
Service and other	85.7	82.3	350.5	315.2

Gross profit	386.7	421.1	1,308.1	1,696.7

Operating expenses:
Research and development	60.4	52.7	232.2	218.7
Selling and marketing	141.8	133.5	564.9	544.6
General and administrative	83.7	118.1	332.3	366.1
Amortization of intangible assets	11.9	14.8	52.0	59.3
Impairment of intangible assets and equipment	12.3	—	81.5	46.0
Impairment of goodwill	—	—	—	685.7
Restructuring charges	0.6	2.8	6.6	14.2
Total operating expenses	310.7	321.9	1,269.5	1,934.6

Income (loss) from operations	76.0	99.2	38.6	(237.9)
Interest income	1.3	1.9	4.6	6.3
Interest expense	(34.8)	(34.3)	(140.8)	(148.7)
Debt extinguishment losses	—	—	(0.8)	(45.9)
Other (expense) income, net	(2.8)	4.5	3.1	7.6

Income (loss) before income taxes	39.7	71.3	(95.3)	(418.6)
Provision (benefit) for income taxes	(0.2)	20.8	(55.1)	(307.3)

Net income (loss)	$39.9	$50.5	$(40.2)	$(111.3)

Net income (loss) per common share:
Basic	$0.15	$0.19	$(0.15)	$(0.40)
Diluted	$0.15	$0.18	$(0.15)	$(0.40)

Weighted average number of shares outstanding:
Basic	268,894	272,720	269,413	275,105
Diluted	270,993	274,981	269,413	275,105

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	September 28, 2019	September 29, 2018
ASSETS

Current assets:
Cash and cash equivalents	$601.8	$666.7
Accounts receivable, net	648.7	579.2
Inventories	444.9	384.1
Other current assets	97.2	93.2
Total current assets	1,792.6	1,723.2

Property, plant and equipment, net	473.0	478.2
Goodwill and intangible assets	4,183.9	4,931.8
Other assets	161.6	97.7
Total assets	$6,611.1	$7,230.9

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$271.4	$599.7
Accounts payable and accrued liabilities	619.2	630.0
Deferred revenue	179.5	172.9
Total current liabilities	1,070.1	1,402.6

Long-term debt, net of current portion	2,783.6	2,704.6
Deferred income taxes	286.2	498.2
Other long-term liabilities	192.1	196.7
Total liabilities	4,332.0	4,802.1
Total stockholders' equity	2,279.1	2,428.8
Total liabilities and stockholders’ equity	$6,611.1	$7,230.9

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Years Ended
	September 28, 2019	September 29, 2018
OPERATING ACTIVITIES
Net loss	$(40.2)	$(111.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	92.5	101.6
Amortization	370.6	378.7
Non-cash interest expense	8.6	15.0
Stock-based compensation expense	62.0	65.0
Deferred income taxes	(231.7)	(477.3)
Goodwill impairment charge	—	685.7
Intangible asset and equipment impairment charges	523.0	46.0
Fair value write-up of inventory sold	7.1	1.1
Debt extinguishment losses	0.8	45.9
Other adjustments and non-cash items	18.1	8.7
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(76.5)	(38.2)
Inventories	(63.0)	(50.6)
Prepaid income taxes	(2.7)	(9.4)
Prepaid expenses and other assets	(6.0)	(4.2)
Accounts payable	(5.5)	23.9
Accrued expenses and other liabilities	(22.0)	53.8
Deferred revenue	14.4	(1.5)
Net cash provided by operating activities	649.5	732.9
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(110.6)	(76.5)
Purchase of equity method investment in SSI	(18.2)	—
Loans to SSI	(28.4)	—
Purchase of property and equipment	(57.0)	(58.4)
Increase in equipment under customer usage agreements	(52.1)	(47.2)
Purchase of cost-method investment	(3.0)	(6.0)
Purchase of intellectual property	(4.5)	—
Other activity	(6.9)	(7.1)
Net cash used in investing activities	(280.7)	(195.2)
FINANCING ACTIVITIES
Proceeds from long-term debt	1,500.0	1,500.0
Repayment of long-term debt	(1,462.5)	(1,359.4)
Proceeds from senior notes	—	1,350.0
Repayment of senior notes	—	(1,037.7)
Payments to extinguish convertible notes	—	(546.2)
Proceeds from amounts borrowed under revolving credit line	480.0	1,150.0
Repayments of amounts borrowed under revolving credit line	(780.0)	(1,195.0)
Proceeds from accounts receivable securitization program	43.0	34.0
Repayments under accounts receivable securitization program	(34.0)	(9.0)
Repurchases of common stock	(200.1)	(275.8)
Payment of debt issuance costs	(2.7)	(23.5)
Payment of acquired long term debt	(2.5)	(3.3)
Payment of deferred acquisition consideration	(6.5)	—
Purchase of interest rate caps	(1.5)	(3.7)
Net proceeds from issuance of common stock under employee stock plans	49.8	33.2
Payment of minimum tax withholdings on net share settlements of equity awards	(12.8)	(16.7)
Payments under capital lease obligations	(1.7)	(1.7)
Net cash used in financing activities	(431.5)	(404.8)
Effect of exchange rate changes on cash and cash equivalents	(2.2)	(6.8)
Net (decrease) increase in cash and cash equivalents	(64.9)	126.1
Cash and cash equivalents, beginning of period	666.7	540.6
Cash and cash equivalents, end of period	$601.8	$666.7

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In millions, except earnings per share)

	Three Months Ended		Years Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Gross Profit:
GAAP gross profit	$386.7	$421.1	$1,308.1	$1,696.7
Adjustments:
Amortization of intangible assets (1)	78.6	80.5	318.5	319.4
Incremental depreciation expense (2)	0.1	0.1	0.3	0.6
Integration/consolidation costs (3)	—	—	—	0.6
Impairment of intangible assets and equipment (17) (23)	66.9	—	441.5	—
Fair value write-up of acquired inventory sold (14)	1.7	1.1	7.1	1.1
Non-GAAP gross profit	$534.0	$502.8	$2,075.5	$2,018.4

Gross Margin Percentage:
GAAP gross margin percentage	44.7%	51.8%	38.8%	52.7%
Impact of adjustments above	17.0%	10.0%	22.8%	10.0%
Non-GAAP gross margin percentage	61.7%	61.8%	61.6%	62.7%

Operating Expenses:
GAAP operating expenses	$310.7	$321.9	$1,269.5	$1,934.6
Adjustments:
Amortization of acquired intangible assets (1)	(11.9)	(14.8)	(52.0)	(59.3)
Incremental depreciation expense (2)	(0.2)	(0.7)	(1.1)	(7.4)
Transaction expenses (4)	(1.4)	(1.1)	(4.5)	(2.5)
Non-income tax benefit (9)	—	—	—	4.0
Contingent consideration adjustment (22)	(1.7)	—	(1.7)	—
Integration/consolidation costs (3)	(3.3)	(1.8)	(9.8)	(3.5)
Litigation settlements (19)	—	(34.8)	(4.5)	(34.8)
Restructuring charges (3)	(0.6)	(2.8)	(6.6)	(14.2)
Purchased research and development asset charges (15)	—	—	(4.5)	(1.7)
Impairment of intangible assets and equipment (17) (23)	(12.3)	—	(81.5)	(46.0)
Impairment of goodwill (18)	—	—	—	(685.7)
Non-GAAP operating expenses	$279.3	$265.9	$1,103.3	$1,083.5

Operating Margin:
GAAP income (loss) from operations	$76.0	$99.2	$38.6	$(237.9)
Adjustments to gross profit as detailed above	147.3	81.7	767.4	321.7
Adjustments to operating expenses as detailed above	31.4	56.0	166.2	851.1
Non-GAAP income from operations	$254.7	$236.9	$972.2	$934.9

Operating Margin Percentage:
GAAP income (loss) from operations margin percentage	8.8%	12.2%	1.1%	(7.4)%
Impact of adjustments above	20.6%	16.9%	27.8%	36.5%
Non-GAAP operating margin percentage	29.4%	29.1%	28.9%	29.1%

Interest Expense:
GAAP interest expense	$34.8	$34.3	$140.8	$148.7
Adjustments:
Non-cash interest expense relating to convertible notes (5)	—	—	—	(3.5)
Debt transaction costs (10)	—	—	(0.8)	(4.3)
Non-GAAP interest expense	$34.8	$34.3	$140.0	$140.9

Pre-Tax Income (Loss):
GAAP pre-tax earnings (loss)	$39.7	$71.3	$(95.3)	$(418.6)
Adjustments to pre-tax earnings (loss) as detailed above	178.7	137.7	934.4	1,180.6
Debt extinguishment losses (6)	—	—	0.8	45.9
(Gain) loss on sale of available-for-sale marketable securities (7)	(0.1)	—	(0.9)	0.6
Loss from SSI (16)	1.5	—	1.5	—
Unrealized losses (gains) on forward foreign currency contracts (8)	1.9	(2.2)	2.1	(6.6)
Other charges (20)	—	1.1	—	1.1
Non-GAAP pre-tax income	$221.7	$207.9	$842.6	$803.0

Net Income (Loss):
GAAP net income (loss)	$39.9	$50.5	$(40.2)	$(111.3)
Adjustments:
Amortization of acquired intangible assets (1)	90.5	95.3	370.5	378.7
Contingent consideration adjustment (22)	1.7	—	1.7	—
Asset impairment charges (17) (18) (23)	79.2	—	523.0	731.7
Restructuring, integration/consolidation costs and transaction expenses (2) (3) (4) (14)	7.3	7.6	29.4	29.9
Litigation settlements (19)	—	34.8	4.5	34.8
Purchased research and development asset charges (15)	—	—	4.5	1.7
Non-income tax benefit (9)	—	—	—	(4.0)
Debt related charges (5) (6) (10)	—	—	1.6	53.7
Loss from SSI (16)	1.5	—	1.5	—
Non-operating charges (7) (8) (20)	1.8	(3.3)	1.2	(7.1)
Discrete impact of tax reform (11)	—	8.3	5.0	(346.2)
Tax benefit of internal reorganization (21)	—	—	(19.2)	—
Income tax effect of reconciling items (12)	(46.9)	(34.6)	(224.2)	(143.6)
Non-GAAP net income	$175.0	$158.6	$659.3	$618.3

Net Income (Loss) Percentage:
GAAP net income (loss) percentage	4.6%	6.2%	(1.2)%	(3.5)%
Impact of adjustments above	15.6%	13.3%	20.8%	22.7%
Non-GAAP net income percentage	20.2%	19.5%	19.6%	19.2%

Earnings (Loss) per Share:
GAAP earnings (loss) per share - Diluted	$0.15	$0.18	$(0.15)	$(0.40)
Adjustment to net earnings (as detailed above)	0.50	0.40	2.58	2.63
Non-GAAP earnings per share – diluted (13)	$0.65	$0.58	$2.43	$2.23

Adjusted EBITDA:
Non-GAAP net income	$175.0	$158.6	$659.3	$618.3
Interest expense, net, not adjusted above	33.5	32.4	135.3	134.6
Provision for income taxes	46.7	49.3	183.3	184.7
Depreciation expense, not adjusted above	22.5	23.0	91.0	93.6
Adjusted EBITDA	$277.7	$263.3	$1,068.9	$1,031.2

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)

To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and business consolidation.

(3)

To reflect restructuring charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal, tax and accounting fees.

(4)

To reflect expenses incurred with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.

(5)	To reflect non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company’s convertible notes.
(6)	To reflect debt extinguishment losses primarily from refinancing the Company's Credit Agreement and Senior Notes.
(7)	To reflect realized gains and losses on the sale of available-for-sale marketable securities and a cost method investment.
(8)

To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting. The Company recorded net realized gains of $4.5 million and $11.0 million for the three and twelve months ended September 28, 2019, respectively, and net realized gains of $1.3 million and net realized losses of $1.3 million for the three and twelve months ended September 29, 2018, respectively.

(9)	To reflect a non-income tax benefit in the first quarter of fiscal 2018 of $4.0 million as the Company settled a non-income tax issue under audit.
(10)

To reflect the amount of debt issuance costs recorded directly to interest expense as a result of fiscal 2019 and 2018 refinancings of the Company's Credit Agreement and the fiscal 2018 refinancing of the Senior Notes in the first quarter of fiscal 2018.

(11)

To reflect the discrete impact of tax reform to the provision for income taxes for the twelve months ended September 28, 2019. The benefit reduction of $5.0 million recorded in the twelve months ended September 28, 2019 was primarily related to credit utilization limitations and executive compensation deduction disallowances resulting from the completion of computations in the three months ended December 29, 2018. The benefit recorded in the three and twelve months ended September 29, 2018 was primarily due to the tax reform re-measurement of the Company's domestic net deferred tax liabilities at a significantly lower federal tax rate.

(12)	To reflect an estimated annual effective tax rate of 21.75% and 23.0% for fiscal 2019 and 2018, respectively.
(13)

Non-GAAP earnings per share was calculated based on 270,993 and 271,263 weighted average diluted shares outstanding for the three and twelve months ended September 28, 2019, respectively, and 274,981 and 277,850 for the three and twelve months ended September 29, 2018, respectively.

(14)	To reflect the fair value step up of inventory sold during the period related to the Focal and Faxitron acquisitions in fiscal 2019 and fiscal 2018, respectively.
(15)	To reflect the purchase of intangible assets to be used in research and development projects that have no future alternative use.
(16)

To reflect expenses in SuperSonic Imagine’s (SSI) net loss that Hologic would exclude from its non-GAAP net income to be consistent. Hologic acquired 46% of SSI on August 1, 2019 and is accounting for this investment as an equity-method investment. As such, Hologic is required to record in its statement of operations its proportionate share of SSI’s net loss for the two months ended September 28, 2019.

(17)

To reflect an intangible asset and equipment impairment charge aggregating $443.8 million related to the Medical Aesthetics reportable segment, which is comprised solely of the Cynosure business, in the second quarter of fiscal 2019. The Company identified impairment indicators in the second quarter of fiscal 2019 and determined the undiscounted cash flows of the asset group were not sufficient to recover the carrying value of the reporting unit. As such, the Company determined the fair value of the reporting unit and recorded an impairment charge for the difference between its fair value and carrying value. For 2018, to reflect the impairment of an IPR&D asset acquired in the Cynosure acquisition that was abandoned during the second quarter of fiscal 2018 due to unsuccessful clinical results.

(18)

To reflect a goodwill impairment charge in the Medical Aesthetics reportable segment. The Company identified impairment indicators in the second quarter of fiscal 2018 and performed an interim goodwill impairment test, which resulted in the fair value of the reporting unit being significantly less than its carrying value. Accordingly, the Company recorded a goodwill impairment charge in the second quarter of fiscal 2018.

(19)

To primarily reflect the Company's net settlements of litigation with Enzo and Fujifilm in the second quarter of FY19 and to reflect the Company's settlement of patent infringement litigation pertaining to the MyoSure system in fiscal 2018.

(20)	To reflect miscellaneous non-operating charges.
(21)	To reflect a discrete tax benefit recorded in the twelve months ended September 28, 2019 from the adjustment of the Company's current and deferred tax accounts related to an internal restructuring.
(22)	To reflect an adjustment to the estimated contingent consideration liability related to the Faxitron acquisition, which is payable upon Faxitron meeting defined revenue growth metrics.
(23)

To reflect an intangible asset and equipment impairment charge aggregating $79.2 million related to the Medical Aesthetics reportable segment in the fourth quarter of fiscal 2019. The Company identified an indicator of impairment in the fourth quarter of fiscal 2019 and recorded an impairment charge for the difference between its fair value and carrying value.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending December 28, 2019		Year Ending September 26, 2020
	Low	High	Low	High
GAAP Net Income Per Share	$0.33	$0.35	$1.59	$1.64
Amortization of acquired intangible assets	$0.32	$0.32	$1.29	$1.29
Other charges	$0.02	$0.02	$0.04	$0.04
Tax Impact of Exclusions	$(0.08)	$(0.08)	$(0.32)	$(0.32)
Non-GAAP Net Income Per Share	$0.59	$0.61	$2.60	$2.65
Trailing Twelve Months ended September 28, 2019
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income	659.3
Non-GAAP provision for income taxes	183.3
Non-GAAP interest expense	140.0
Non-GAAP other income	(10.4)
Adjusted net operating profit before tax	972.2
Non-GAAP average effective tax rate (1)	21.75%
Adjusted net operating profit after tax	760.7

Average Net Debt plus Average Stockholders’ Equity (2)
Average total debt	3,179.6
Less: Average cash and cash equivalents	(634.3)
Average net debt	2,545.3
Average stockholders’ equity (3)	3,314.8
Average net debt plus average stockholders’ equity	5,860.1

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus stockholders’ equity above)	13.0%
(1)	ROIC is presented on a TTM basis; non-GAAP effective tax rate for the twelve months ended September 28, 2019 was 21.75%.
(2)	Calculated using the average of the balances as of September 28, 2019 and September 29, 2018.
(3)

Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, and the impairment of intangible assets and equipment of $523.0 million in fiscal 2019. The impact of the intangible asset impairment charges is reflected net of tax.

As of
September 28, 2019
Leverage Ratio:

Total principal debt	3,084.0
Total cash	(601.8)
Net principal debt, as adjusted	2,482.2
EBITDA for the last four quarters	1,068.9
Leverage Ratio	2.3

Other Supplemental Information:

	Three Months Ended		Twelve Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Geographic Revenues
U.S.	75.7%	75.6%	75.3%	75.1%
Europe	11.2%	11.5%	11.8%	11.7%
Asia-Pacific	8.8%	8.7%	8.5%	8.6%
All Others	4.3%	4.2%	4.4%	4.6%
Total Revenues	100.0%	100.0%	100.0%	100.0%

Contacts

Michael Watts
Vice President, Investor Relations and
Corporate Communications
(858) 410-8588
michael.watts@hologic.com